Exhibit 10.4

SUBORDINATION AND POSTPONEMENT AGREEMENT

THIS SUBORDINATION AND POSTPONEMENT AGREEMENT (this “Agreement”) dated as of October 16, 2015 is by and among Hydrocarb Energy Corporation, a Nevada corporation (“Borrower”), Shadow Tree Capital Management LLC, a Delaware limited liability company, as agent for the Senior Lenders defined below (in such capacity, together with its successors in such capacity, “Agent”), and Typenex Co-Investment, LLC, a Utah limited liability company (“Subordinated Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Agent are party to a Credit Agreement dated as of August 15, 2014 (such agreement, as it may be amended, restated or replaced from time to time, the “Credit Agreement”) pursuant to which the lenders party thereto (the “Senior Lenders”) have advanced to Borrower certain secured loans and may advance to Borrower certain additional secured loans (any and all such loans advanced now or in the future pursuant to the Credit Agreement, and any and all payment obligations pursuant to any such loans and under the terms of the Credit Agreement, the “Senior Secured Loans”);

WHEREAS, pursuant to the terms of the Credit Agreement, Borrower and Agent have agreed that Borrower shall raise certain additional capital investments in the form of equity or subordinated debt or a combination thereof and on terms acceptable to Agent;

WHEREAS, Subordinated Lender is willing to make a loan to Borrower in the original principal amount of $1,730,000.00 and to be evidenced by a certain Secured Convertible Promissory Note, Pledge Agreement, Securities Purchase Agreement, and certain other documents entered into in conjunction therewith (such loan and governing documents in the form and on the terms appended to this Agreement as Exhibit “A”, the “Subordinated Loan”), and is willing to make the Subordinated Loan subject to the terms of this Agreement, and Agent, on behalf of the Senior Lenders, is willing to permit Borrower to accept the Subordinated Loan on the terms set forth in the Subordinated Loan and in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged by each party to this Agreement, the undersigned parties hereto agree as follows:

1.           In this Agreement:

“Agent” has the meaning set forth in the preamble hereto.

“Affected Collateral” has the meaning set forth in Section 7 of this Agreement.

“Borrower” has the meaning set forth in the preamble hereto.

“Credit Agreement” has the meaning set forth in the first Whereas clause at the forepart of this Agreement.

“Enforcement Action” shall mean for Subordinated Lender to make demand for payment of or accelerate the maturity of the Subordinated Loan, take possession of or collect any of the collateral for the Junior Obligations, commence the enforcement (by judicial proceedings or otherwise) of any of the rights and remedies existing or available under any of the Subordinated Loan documents, at law or in equity against Borrower. Notwithstanding the foregoing, the term Enforcement Action shall not include an action by Subordinated Lender (a) for specific performance of Borrower’s obligations to deliver shares of common stock of Borrower pursuant to the Subordinated Loan documents, or (b) to foreclose on the Pledged Shares following a breach by Borrower of its obligations pursuant to the Subordinated Loan documents.

“Insolvency Proceeding” means any receivership, bankruptcy, liquidation, proposal, winding-up or similar proceeding.

“Junior Obligations” means all present and future obligations of Borrower to the Subordinated Lender for any reason whatsoever (including costs of enforcement).

“Junior Security” has the meaning set forth in Section 7 of this Agreement.

“Lenders” means Agent on the one hand, and the Subordinated Lender on the other hand; and “Lender” means either of them as the context requires.

“March Note” means that certain Secured Convertible Promissory Note issued by Borrower to Subordinated Lender on March 5, 2015 in the original principal amount of $350,000.00.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government agency or political subdivision thereof.

“Pledged Shares” means the shares of common stock of Borrower pledged by an affiliate of Borrower as collateral for the Subordinated Loan.

“Prior Subordination Agreement” means that certain Subordination and Postponement Agreement dated March 5, 2015 by and among Borrower, Agent and Subordinated Lender.

“Senior Lenders” has the meaning set forth in the first Whereas clause at the forepart of this Agreement.

“Senior Obligations” means all present and future obligations of Borrower to Senior Lenders and/or Agent for any reason whatsoever (including costs of enforcement), and includes, but is not limited to, the Senior Secured Loans.

“Senior Secured Loans” has the meaning set forth in the first Whereas clause at the forepart of this Agreement.

“Senior Security” means all present and future security granted by Borrower to Senior Lenders as security for the payment and performance of the Senior Obligations.

“Standstill Notice” has the meaning set forth in Section 8 of this Agreement.

“Standstill Period” has the meaning set forth in Section 8 of this Agreement.

“Subordinated Lender” has the meaning set forth in the preamble hereto.

“Subordinated Loan” has the meaning set forth in the third Whereas clause at the forepart of this Agreement.

2.           Agent, on behalf of Agent and the Senior Lenders, hereby consents to the creation of the Junior Obligations by Borrower on the terms set forth in the Subordinated Loan (i.e., as set forth in Exhibit A) and in this Agreement.  The Subordinated Lender hereby consents and agrees to the subordination in right of payment of the Junior Obligations to the Senior Obligations on the terms set forth in this Agreement.

3.           Except to the extent permitted pursuant to Section 4, payment of the Junior Obligations is hereby subordinated and postponed to payment of the Senior Obligations.  For greater certainty, except to the extent permitted pursuant to Section 4, the Subordinated Lender hereby agrees that it shall not receive any cash payments of principal, interest or any other amounts in respect of the Junior Obligations, or exercise any right of set-off which it now has or hereafter may have in respect of the Junior Obligations, until the Senior Obligations have been paid and satisfied in full. Other than payments in the form of common stock of Borrower permitted pursuant to Section 4 and such cash payments as may be permitted pursuant to Section 4 and Section 5, if any amount in respect of the Junior Obligations is received by any Subordinated Lender in contravention of the foregoing provisions, such amount shall be held by such Subordinated Lender in trust for Agent and shall be immediately paid to Agent in precisely the form received (except for endorsement or assignment by Subordinated Lender to Agent where necessary).  In the event of the failure of Subordinated Lender to make any such endorsement or assignment to Agent, Agent or any of its officers or employees is hereby irrevocably authorized to make same as attorney-in-fact for Subordinated Lender.

4.           Notwithstanding anything to the contrary contained herein, at any time, pursuant to the terms of the Subordinated Loan, Borrower may pay to the Subordinated Lender, and the Subordinated Lender may receive from Borrower, payments of interest on and principal of the Junior Obligations in the form of shares of common stock of Borrower.

5.           The parties acknowledge that the effect of the terms of this Agreement, and Section 3 in particular, is to prohibit Borrower from making any payment with respect to the Junior Obligations other than in the form of shares of common stock of Borrower, unless the Senior Obligations first are paid in full or the Agent first consents in writing.  If Borrower shall raise new capital in the form of equity or subordinated debt or a combination thereof on terms acceptable to the Agent, and provided that Borrower is not in default under any terms of the Credit Agreement, Agent may, in its sole and unfettered discretion and acting solely in its own interests and the interests of the Senior Lenders, decide to consent to the use of the proceeds of such new capital raise to pay some portion or all of the Junior Obligations in cash without requiring that the Senior Obligations first be paid in full.

6.           Borrower agrees not to pay any principal, interest or other amounts in respect of the Junior Obligations in contravention of the provisions of Sections 3 and 4.

7.           If for any reason whatsoever the Senior Security becomes unperfected or unenforceable against any property, assets or undertaking of Borrower (the “Affected Collateral”), and if for any reason whatsoever Subordinated Lender shall be granted, by judicial action or otherwise, a security interest in the Affected Collateral (“Junior Security”), the security interest in the Affected Collateral constituted by the Junior Security shall be held by Subordinated Lender in trust for Agent and shall be assigned and transferred to Agent promptly upon request by Agent; and if Subordinated Lender receives any proceeds in respect of its said security interest in the Affected Collateral, Subordinated Lender shall promptly account to Agent for all such proceeds, shall hold such proceeds in trust for Agent, and shall immediately pay such proceeds to Agent in cash.

8.           Until the Senior Obligations have been paid and satisfied in full in cash, Subordinated Lender may not and shall not: (i) except as permitted below, commence any Enforcement Action of any kind whatsoever against Borrower or any of its assets (including any collateral) to recover all or any part of the Junior Obligations other than in the form of common stock of Borrower; (2) enforce any Junior Security; or (3) join with any creditor in bringing any proceeding against Borrower under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency law now or hereafter existing. If an event of default has occurred under the Subordinated Loan, subject to the limitations set forth herein, Subordinated Lender may commence an Enforcement Action at any time after sixty (60) days (the “Standstill Period”) after Agent has received a written notice (a “Standstill Notice”) from Subordinated Lender of such default, which default was not cured or waived prior to Subordinated Lender’s taking the actions described herein.  In the event Borrower is the subject of a bankruptcy proceeding or any other proceeding that limits Senior Lenders’ ability to exercise their remedies, the running of the Standstill Period shall be tolled until the lifting of the automatic stay or the removal of any other limitation on Senior Lenders’ ability to exercise their remedies in order to permit Senior Lenders to foreclose their liens, provided further that when such automatic stay is lifted or such other limitation is removed, Subordinated Lender shall not take any action described herein until a new Standstill Period, beginning with the lifting of such automatic stay or the removal of such limitation, has expired. If Senior Lenders receive a Standstill Notice and the default described therein is cured or waived before the expiration of such Standstill Period, and before Subordinated Lender may take any Enforcement Action, then Agent must receive another Standstill Notice and a new Standstill Period (subject to tolling and other provisions of this Section 8) must have expired before Subordinated Lender may commence an Enforcement Action.

9.           So long as any Senior Obligations remain unpaid, and except as provided herein, Subordinated Lender and Borrower will not (i) establish a sinking fund for the payment or prepayment of or otherwise arrange for the defeasance of any Junior Obligations; (ii) amend, modify or alter in any way the terms of the Junior Obligations, the Subordinated Loan documents, or any document, agreement, instrument or certificate relating thereto in a manner to shorten the maturity thereof or to cause any installment thereof to be due on an earlier date or to change the amount of any installment payment thereof or to increase the interest rate thereon or to otherwise materially and adversely affect Senior Lenders, or (iii) (as to Subordinated Lender) exercise any remedies with respect to any of the Junior Obligations or any collateral other than the Pledged Shares at any time securing payment or performance thereof, except as permitted in Section 8 hereto.  Subordinated Lender agrees that it will not challenge, object to or in any respect inhibit or otherwise interfere with Senior Lenders’ enforcement of any of their rights or remedies in respect of the Senior Obligations or this Agreement.

10.           Agent may continue, without notice to Subordinated Lender, to lend monies, extend credit and make other accommodations to or for the account of Borrower in reliance upon this Agreement. All payments received by Agent in respect of the Senior Obligations may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Obligations, without impairing or affecting this agreement.

11.           Subordinated Lender assumes responsibility for keeping itself informed of the financial condition of Borrower and any guarantors of the Senior Obligations and the Junior Obligations and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations; and agrees that Agent shall have no duty to advise Subordinated Lender of information known to Agent regarding any such condition or circumstances.  If Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Lender, Agent shall be under no obligation to subsequently update any such information or to provide any other information to Subordinated Lender on any subsequent occasion.

12.           Borrower consents to each Lender providing information regarding Borrower to the other Lenders from time to time if it wishes to do so.

13.           Borrower acknowledges receipt of notice of and consents to the terms contained herein, and also agrees to hold its properties and assets in accordance with the priorities set out herein.

14.           No waiver shall be deemed to be made by Agent of any of its rights hereunder unless the same shall be in writing signed on behalf of Agent and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Agent or the obligations of Subordinated Lender to Agent in any other respect at any other time.

15.           Subordinated Lender agrees not to transfer, assign, encumber or otherwise deal with its interest in the Junior Obligations and any Junior Security, or enter into any agreement to do so, unless the transferee executes and delivers to Agent a joinder agreement substantially in the form of Exhibit “B” attached hereto.  Any purported transfer, assignment or encumbrance of an interest in the Junior Obligations or any Junior Security in violation of the terms of this Section 15 shall be null and void.

16.           Upon payment and satisfaction of the Senior Obligations in full, Agent shall, at the expense of Borrower and reasonably promptly after receipt of a written request from Borrower and Subordinated Lender, execute and deliver a release of this agreement, together with any other documents and assurances as may be reasonably required in connection with such release.

17.           All communications provided for or permitted hereunder shall be in writing and delivered to the addressee by prepaid private courier or sent by email to the applicable address and to the attention of the officer of the addressee as follows:

to Subordinated Lender, at:

Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601
Attn:  John Fife
Email: jfife@chicagoventure.com

with a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043
Att:  Jonathan K. Hansen, Esq.
Email:  jhansen@hbaalaw.com

to Borrower, at:

c/o HydroCarb Energy Corporation
800 Gessner, Suite 375
Houston, TX 77024
Attention: Charles Dommer
Email: cdommer@hydrocarb.com

with a copy to (which copy shall not constitute notice):

James Wes Christian
Christian, Smith & Jewell, L.L.P.
2302 Fannin, Suite 500
Houston, TX 77002
Email: jchristian@csj-law.com

to Agent, at:

Shadow Tree Capital Management LLC
7 Renaissance Square, 5th Floor
White Plains, NY 10601
Attention: Eric Keiter
Email: ekeiter@shadowtreecapital.com

with a copy to (which copy shall not constitute notice):

Marino Partners LLP
15 Fisher Lane, Suite. 200
White Plains, NY 10528
Attention: Robert Cromwell
Email: rcromwell@marinollp.com

Any communication transmitted by prepaid private courier shall be deemed to have been validly and effectively given or delivered on the business day after which it is submitted for delivery.  Any communication transmitted by email shall be deemed to have been validly and effectively given or delivered on the day on which it is transmitted to the recipient’s email account at the host server, if transmitted on a business day on or before 5:00 p.m. (local time of the intended recipient), and otherwise on the next following business day.  Any party may change its address for service by notice given in the foregoing manner

18.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OR POLICIES OF CONFLICTS OF LAWS OF SUCH STATE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN WESTCHESTER COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED IN SECTION 13.01, SUCH SERVICE TO BECOME EFFECTIVE UPON SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE OR BORROWER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.           This Agreement shall enure only to the benefit of the Lenders and their respective successors and permitted assigns and shall not enure to the benefit of any other person.  For greater certainty and without limiting the generality of the foregoing, the terms and conditions contained in this Agreement may not be relied upon by Borrower, any person claiming through Borrower (including a receiver or trustee in bankruptcy of Borrower) or any person other than the Lenders. This Agreement shall not apply so as to diminish the rights of the respective Lenders (as such rights would have existed but for the provisions of this agreement) against Borrower (including any person claiming through Borrower such as a receiver or trustee in bankruptcy of Borrower) or any other person. Borrower and Subordinated Lender hereby consent to the assignment by Agent of its benefits and obligations under this Agreement to any other party.

20.           Senior Lender acknowledges that cash payments were made by Borrower to Subordinated Lender under the March Note and Senior Lender waives any claims it may have under the Prior Subordination Agreement with respect to such cash payments. The parties agree that upon cancellation of the March Note, the Prior Subordination Agreement shall be cancelled, null and void and of no further force and effect, and no party thereto shall have any further liability or obligation thereunder.

[The balance of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first set forth above.

SHADOW TREE CAPITAL MANAGEMENT LLC, AGENT FOR THE SENIOR LENDERS

By:	/s/ Samuel A. Gradess
Name: Samuel A. Gradess Title: Manager

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

By:	/s/ John Fife
Name: John Fife Title: President

HYDROCARB ENERGY CORPORATION

By:	/s/ Kent P. Watts
Name: Kent P. Watts Title: CEO

EXHIBIT “A”

FORM OF THE SUBORDINATED LOAN GOVERNING DOCUMENTS

EXHIBIT “B”

JOINDER AGREEMENT

We refer to the Subordination and Postponement Agreement made among Hydrocarb Energy Corporation, a Nevada corporation (the “Borrower”), Shadow Tree Capital Management LLC, a Delaware limited liability company, as agent for certain senior lenders (the “Agent”), and __________________, a _________ __________ (“Subordinated Lender”) dated as of _______, 2015 (the “Agreement”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree to become a party to the Agreement as a Subordinated Lender, hereby agree to the status and treatment of all present and future obligations of Borrower to us as “Junior Obligations” under the terms of the Agreement, and hereby agree to observe and perform all of our obligations as the Subordinated Lender under the terms of the Agreement.

DATED this ______ day of ______________________________, _______.

IF SUBORDINATED LENDER IS NOT AN INDIVIDUAL:

Legal Name of Subordinated Lender (Please print):

By:
Authorized Signatory

IF SUBORDINATED LENDER IS AN INDIVIDUAL:

Name of Subordinated Lender (Please print)	Signature

Witness